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                                                                       Exhibit 3

                                     CURRENT
                                     BYLAWS
                                       OF
                        MID-AMERICAN ALLIANCE CORPORATION

                                   ARTICLE I.
                             MEETING OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETINGS. Annual meetings of the Shareholders for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held on the ____________ of ____________ of each year.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the President or a majority of the Board of Directors and shall be called by the President upon written request of Shareholders of record holding in the aggregate more than one-half (1/2) of the outstanding shares of stock in the Corporation entitled to vote. Such written request shall state the purpose of the meeting and be delivered to the President.

         SECTION 3. PLACE OF MEETING. Annual meetings of the Shareholders shall be held at the registered office of the Corporation in Jefferson City, Missouri, or at such other place within or without the state of Missouri as shall be provided for in written, printed or published notices. Special meetings of the Shareholders shall be held at such place, within or without the state of Missouri as shall be specified in the respective notices or waiver of notice.

         SECTION 4. NOTICE OF MEETING. Written or printed notices of each meeting of Shareholders stating the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) nor more than thirty
(30) days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each Shareholder of record entitled to vote at such meeting. Such additional notice shall be given as may be required by law.

         SECTION 5. QUORUM. Except as otherwise provided by statute, the presence at any meeting, in person, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the Shareholders entitled to vote, present in person, may adjourn the meeting from time to time for a period not exceeding twenty (20) days in any one case. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called.

         SECTION 6. VOTING. Except as otherwise provided by statute or by the Articles of Incorporation, and subject o the provisions of the Bylaws, each Shareholder shall at every meeting of the Shareholders be entitled to one vote in person for each share of the capital stock held by such stockholder.

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         There shall be no cumulative voting wherein no Shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of votes held in the corporation, multiplied by the number of Directors to be elected at the election.

         At all meetings of Shareholders, except as otherwise required by statute, by the Articles of Incorporation, or by these Bylaws, all matters shall be decided by the vote of a majority in interest of the Shareholders entitled to vote, present in person or by proxy.

         SECTION 7. TREASURY STOCK. Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted directly or indirectly.

         SECTION 8. PROXIES. Proxies shall be in writing and signed by the Shareholder executing them. No Proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise specifically provided in the proxy.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS, NUMBER, TERM OF OFFICE, AND QUALIFICATION. The property and business of the Corporation shall be controlled and managed by its Board of Directors. The Board of Directors shall consist of not less than nine (9) to not more than thirteen (13) Directors as determined by the Board, who shall hold office for the term of one year. The Director shall be elected by ballot by the Shareholders at each annual meeting, to hold office until the next annual meeting and until their successors are elected and qualify.

         SECTION 2. QUORUM. A quorum at all meetings of the Board of Directors shall consist of a majority of the full Board of Directors.

         SECTION 3. VACANCIES. Any vacancy in the Board of Directors caused by resignation or death may be filled by a majority of the remaining Directors at any regular meeting of the Board or at a meeting called for that purpose. Any person who chosen as a Director shall hold office until the next annual meeting of Shareholders or until his successor is elected and qualified.

         SECTION 4. SALARIES OR OTHER COMPENSATION. No salary shall be paid to Directors for their services to the Corporation as such. Nothing herein contained, however, shall be construed to prohibit or prevent any Director from receiving (1) compensation for his services to the Corporation in any capacity other than as a Director, and (2) a Director's fee for attendance at each regular or special meeting of the Board, when such fee has been authorized by the Board.

                                  ARTICLE III.
                        MEETING OF THE BOARD OF DIRECTORS

         SECTION 1. ANNUAL MEETINGS. The Board of Directors shall meet for the appointment of Officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the Shareholders, and other regular meetings of the Board shall be held at such times as the Board may, by resolution, from time to time determine. No notice need be given of regular meetings of the Board.



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         SECTION 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or Secretary or by a majority of the members of the Board upon not less than five days written or printed notice served personally on each Director, or mailed to his address upon the books of the Company.

         SECTION 3. PLACE OF MEETINGS. Meetings of the Board of Directors, whether annual or special, shall be at the registered office of the Corporation in Jefferson City, Missouri, or at such other place within or without the State of Missouri, as shall be provided for in the resolution or notice calling for such meeting.

         SECTION 4. QUORUM. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting shall be the act of the Board of Directors except as may be otherwise specifically provided by the statute, by the Articles of Incorporation, or by these Bylaws.

                                   ARTICLE IV.
                                    OFFICERS

         SECTION 1. NUMBER. The Officers of the Corporation shall consist of a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, additional Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The Officers designated in Section 1 of this Article shall be chosen annually by the Board of Directors and shall hold office until their successors are elected and qualify. Failure to elect an Officer annually does not dissolve the Corporation.

         SECTION 3. REMOVAL OF OFFICERS. The Board of Directors may at any meeting specifically called for the purpose, by a majority of their number, remove from office any Officer of the Corporation.

         SECTION 4. VACANCIES. Vacancies among the Officers created by any cause shall be filled for the unexpired portion of the term in the manner provided for at meetings held for the election of the officer to such office.

         SECTION 5. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the senior office of the Corporation. He shall preside at meetings of the Board of Directors and of the Shareholders, and, subject to the direction and control of the Board of Directors, he shall direct the policy and management of the Corporation. In the absence of the Chairman of the Board, the President shall have and may exercise all of the powers of the Chairman.

         SECTION 6. THE PRESIDENT. Unless and until the Board of Directors shall have elected a Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation, and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business affairs and property of the Corporation, and control over its Officers, agents and employees; shall preside at all meetings of the Shareholders and of the Board of Directors at which he is present, and shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. In



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the event a Chairman of the Board shall have been elected, the President shall have and may exercise all of the powers of the Chairman in the absence of the Chairman.

         SECTION 7. THE VICE PRESIDENT. At the request of the President or in the event of his absence or disability, the Executive Vice President, or in the event of the absence or disability of the Executive Vice President, then the person designated as a Second Vice President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

         SECTION 8. THE SECRETARY. The Secretary shall (a) record all the proceedings of the meeting of the Corporation, Shareholders and Directors in a book to be kept for that purpose; (b) have charge of the stock book or ledger, an original or duplicate of which shall be kept in the office of the Secretary;
(c) maintain a complete list of all Shareholders entitled to vote at Shareholders' meetings and have said list available for inspection by any Shareholder who may be present at such meetings; (d) act as custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident o the office of Secretary and perform such other duties and have such other powers as may from time to time be assigned to him by these Bylaws and amendments thereto or by the Board of Directors or the President.

         SECTION 9. THE TREASURER. The Treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the Corporation; (b) cause all moneys and other valuable effects of the Corporation to be deposited in its name and to its credit in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors; (c) cause to be kept at the account office of the Corporation correct book of account, proper vouchers and other papers pertaining to the Corporation's business; (d) render to the President or the Board of Directors, whenever request, an account of the financial condition of the Corporation and of his transactions as Treasurer, and (e) in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him/her by these Bylaws or by the Board of Directors or the President.

         SECTION 10. THE ASSISTANT TREASURERS. The Assistant Treasurers, in order of the authority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the President or the Executive Vice President shall prescribe.

         SECTION 11. SALARIES. The salaries or other compensation of all officers shall be fixed by the Board of Directors, and may be changed from time to time by a majority vote of the Board.


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                                   ARTICLE V.
                            EXECUTION OF INSTRUMENTS

         SECTION 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such Officer or Officers or by such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

         SECTION 2. CHECKS, DRAFTS AND LIKE INSTRUMENTS. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by s8uch Officer or Officers or by such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements on instruments for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made by rubber stamp of the Corporation or in such other manner as the Board of Directors may from time to time determine.

                                   ARTICLE VI.
                                  CAPITAL STOCK

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock shall be in such form as shall, in conformity with law, be prescribed from time to time by the Stockholders or by the Board of Directors. A certificate of stock shall be furnished each Shareholder, signed in the name of the Corporation by the President or Vice President and the Secretary or Assistant Secretary.

         SECTION 2. TRANSFER OF SHARES OF STOCK. Shares shall be transferred only on the books of the Corporation and by assignment to the Corporation by the owner thereof, his legally constituted attorney-in-fact, or his legal representatives, upon surrender and canceling of the certificate or certificates therefore.

         SECTION 3. LOST CERTIFICATES. In the event a certificate of stock is lost, the Corporation may issue a new certificate upon there being pledged with is a good and sufficient bond to indemnify the Corporation against the claims of any person in whose hands the certificate may fall.

         SECTION 4. SALE OF STOCK RETURNED TO CORPORATION. In the event stock is returned to the Corporation and the owner or his representative has been paid therefore, the Directors of the Corporation shall be vested with authority to resell the said stock at is par value to such person as may be selected by said Board of Directors.

                                  ARTICLE VII.
                                    DIVIDENDS

         Dividends, shall be declared by action of the Directors of the Corporation shall be paid in cash, in property or in shares of the capital stock of the Corporation at par. No dividend shall be declared or paid unless the financial condition of the Corporation is such, under the laws of the State of Missouri, as to justify and warrant such action.



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                                  ARTICLE VIII.
                                CORPORATION SEAL

         The corporate seal of the Corporation shall be in the form of a circle4 and shall bear the name of the Corporation as well as the words "Corporate Seal."

                                   ARTICLE IX.
                                   FISCAL YEAR

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall extend from the first day of January until the last day of December, both dates inclusive.

                                   ARTICLE X.
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed by the Board of Directors at any meeting of the Board of Directors called for that purpose.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         SECTION 1. WAIVER OF NOTICE. Whenever under the provisions of these Bylaws or any of the corporate laws, the Shareholders, Noteholders or Directors are authorized to hold any meeting after notice or after the lapse of any prescribed period of time, such meeting may be held without notice and without such lapse of time, if a written waiver of such notice to be signed by every person entitled to notice to be signed by every person entitled to notice and filed with the Secretary of the Company, whether before or after the time of such meeting, be made.

         SECTION 2. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Every present or former officer or director of this Corporation shall be entitled to indemnification or reimbursement from the Corporation to the full extent permitted by applicable laws, for his damages and so much of his expenses of defense of any suit or action, criminal or civil, seeking to establish such officer's or director's liability to the Corporation arising out of his alleged dereliction of duty to the Corporation.



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                   11:49
   09/07/97        11:03

1. Of the 4,652,500 shares outstanding, 4,652,500 of such shares were entitled to vote on such amendment.

   The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

        CLASS                   NUMBER OF  OUTSTANDING SHARES

Common Stock                            4,652,500

5. The number of 5hares voted for and against the amendment was as follows:

          Class                   No. Voted For           No. Voted Against

        Comon Stock               2,567,012                     0

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

$1,500,000

   If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without pair value as are to be presently issued are:

Not Applicable

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction sball be effected

Not Applicable

IN WITNESS WHEREOF, the undersigned.       Harold D. Woodward
                                           -----------------------------------

has executed this instrument and its
vim Fmideni

Chris J. Haas                 has affixed its corporate seal hereto and
------------------------------
SECRETARY OR ASSISTANT SECRETARY

Attested said seal on the  8th              day of  September         1997
                           ----------------         -----------------   -----

          Place
      CORPORATE SEAL
          HERE
(If no seal, state "None.")
          NONE                       Mid-American Alliance Corporation
                                     ----------------------------------
                                     Nwm Di Conoluen

Attest:/s/Chris J. Haas                         /s/ D. Woodward
-----------------------                         --------------------------------
                                                 FILED AND CERTIFICATE
                                                 ISSUED SEP 10 1997


STATE OF      Kentucky }
              -------- } SS.                            /s/Rebecca McDowell Cook
County of     Fayette  }
              -------

                                                        SECRETARY OF STATE

               Barbara Lynn Basinger         a Notary Public, do hereby certify
               ------------------------------
that On this  8th  Day of  September , 1997, personally appeared before me
             ------------------------    --
Chris J. Haas    who, being by me first duly , declared that he is the Secretary
----------------                                                       ---------
OF  Mid-American Alliance Corporation
    ---------------------------------
that he signed the foregoing documents as Secretary    of the corporation. and
                                          ------------
that the statements therein contained are true

                                           /s/ Barbara Lynn Basinger
                                           -------------------------------------
                                           NOTARY PUBLIC
(NOTARIAL Seal)
                                           My commission expires  July 30, 2000

STATE OF MISSOURI  ) ss
                   )
COUNTY OF COLE     )

         I, Judy G. Mason, a Notary Public, do hereby certify that on this 9th day of September, 1997, personally appeared before me Harold D. Woodward who, being by me first duly sworn, declared that he is the President of Mid-American Alliance Corporation, that he signed the foregoing documents as President of the corporation, and that the statements therein contained are true.

/s/Judy G. Mason, Notary Public

My commission expires:          March   11, 1999

                                                                        P-02/04

SEP-08-1997 11:03                                                 573 634 4526

           INGLISH & MONACO                  STATE OF MISSOURI
[SEAL of the Secretary of State Missouri]
                                REBECCA MCDOWELL COOK., SECRETARY OF  STATE
                                  P.O. BOX 778, JEFFERSON CITY, MO. 65102
                                            CORPORATION DIVISION

                     AMENDMENT OF ARTICLES OF INCORPORATION
                         (To be submitted in duplicate)

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

I. THE PRESENT NAME OF THE CORPORATION IS Mid-American Alliance Corporation
                                          ---------------------------------

   - THE NAME UNDER WHICH IT WAS ORIGINALLY ORGANIZED WAS
     Mid-American-Alliance Corporation
     ---------------------------------

2. An amendment to THE Corporation's ARTICLES OF Incorporation WAS ADOPTED BY the SHAREHOLDERS ON

                                             September 8                 ,1997.
                                             ---------------------------  -----

Article Number    3 (A) - is amended to read as FOLLOWS:
                  --------

The aggregate number, class and par value of shares which the Corporation shall have authority to issue shall be Fifteen Million (15,000,000) shares of Common Voting Stock with a par value of Ten Cents ($0.10) per share and Six Hundred Forty Thousand (640,000) shares of Convertible, Callable Preferred Stock with a par value of Five Dollars ($5.00) per share.

(If more than one article is to be amended or more space is needed attach fly sheet.)